Exhibit 99.1

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Applied Molecular Transport Appoints Charlene Banard to its Board of Directors

SOUTH SAN FRANCISCO, Calif., April 6, 2022 — Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today announced the appointment of Charlene Banard to its Board of Directors. Ms. Banard is an accomplished biopharmaceutical executive with over 30 years of experience leading global technical operations and quality organizations within the life sciences industry. Ms. Banard will also become a member of the company’s Audit Committee.

“Charlene is a welcome addition to AMT’s Board of Directors, bringing critical technical operations expertise and a strong strategic vision to the organization,” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “We are excited to work with Charlene, as we advance our pipeline of oral biologic product candidates, leverage our internal GMP manufacturing capabilities, and deepen our network of contract development and manufacturing organization partners. With four significant Phase 2 top-line data readouts anticipated this year, in inflammatory bowel diseases and rheumatoid arthritis, Charlene’s insights will be invaluable to AMT’s continued growth.”

“I am delighted to join the Board as AMT further advances its portfolio of potentially transformational oral biologic therapeutics,” Ms. Banard added. “The Company is well positioned to execute on its opportunities within mucosal immunology and beyond and I look forward to collaborating with the entire AMT team.”

Ms. Banard is the chief technical officer of Atara Biotherapeutics, Inc. Previously, she served as the global head, Technical Operations, Cell & Gene Therapy Platform of Novartis Pharmaceuticals Corporation. Prior to Novartis, Ms. Banard was senior vice president, Global Quality, Technical Operations at Shire Pharmaceuticals Group PLC, until it was acquired by Takeda Pharmaceutical Company. She also served in multiple leadership positions at Gilead Sciences, Inc., Cell Genesys, Inc., and Chiron Corporation earlier in her career.

Ms. Banard holds a B.S. in biochemistry from University of California at Davis and an M.B.A. in transglobal business from Saint Mary’s College of California in Moraga.

About AMT-101

AMT-101 is a novel GI-selective, oral fusion of IL-10 and AMT’s proprietary carrier molecule, currently in development in four Phase 2 clinical trials in inflammatory bowel diseases and rheumatoid arthritis. AMT-101 is designed to cross the intestinal epithelial (IE) barrier with limited entry into the bloodstream, thereby focusing IL-10 at the primary site of inflammation in ulcerative colitis, along the intestinal tissue lamina propria, potentially avoiding the side effects observed with systemic administration.

About Applied Molecular Transport Inc.

AMT is a clinical-stage biopharmaceutical company leveraging its proprietary technology platform to design and develop a pipeline of novel oral biologic product candidates to treat autoimmune, inflammatory, metabolic, and other diseases. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic modalities across the IE barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier. AMT is developing additional oral biologic product candidates in patient-friendly oral forms that are designed to either target local intestinal tissue or enter systemic circulation to precisely address the relevant pathophysiology of disease.

AMT’s headquarters, internal GMP manufacturing and lab facilities are located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding AMT’s technology platform and the extent to which it may enable the development of new products and AMT’s internal manufacturing capabilities, statements regarding scaling our organization, statements regarding the potential size of the markets for our product candidates, growth of clinical activities, or pipeline expansion, statements regarding the optimization or expansion of our product development plans or the design of future clinical trials, statements regarding the potential of AMT-101, AMT-126, AMT’s respiratory carrier technology or regarding AMT-101 and AMT-126 clinical trials, including the timing of data readouts from such trials, advancing product candidates to future phases of development, and program updates, milestones for such trials, and our ability to replicate past clinical development strategies, statements regarding the potential for AMT’s product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases, and assumptions regarding the biological mode of action of our product candidates and the potential to avoid side effects with our product candidates. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Investor Relations Contact:

Andrew Chang

Head, Investor Relations & Corporate Communications

achang@appliedmt.com

Media Contacts:

Alexandra Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com